Exhibit 10.1

[Letterhead – Island Capital Limited]

January 22, 2007

PRIVATE AND CONFIDENTIAL

Digicel Limited

40 Knutsford Blvd.

Kingston 5, Jamaica, W.I.

Attention: Colm Delves

Ladies and Gentlemen:

This letter agreement (this “Agreement”) confirms our understanding that Digicel Limited (which, together with its subsidiaries, is hereinafter referred to as the “Company” or “you”) has engaged Island Capital Services Limited, Island Capital Limited and their successors and assigns, (together collectively referred to as “Island Capital” or “we”), to act as its financial advisor, and Island Capital has accepted such engagement on the following terms:

1. Appointment

The Company hereby appoints on a non-exclusive basis Island Capital as its financial advisor with respect to the following services to the extent appropriate and requested by you: (i) assisting you in analyzing the Company’s operations and its historical performance; (ii) assisting you in analyzing the Company’s future prospects; (iii) assisting you with respect to future proposals for tender offers, acquisitions, sales, mergers, financings, exchange offers, recapitalizations, restructurings or other similar transactions (each a “Subsequent Transaction”) and (iv) assisting you in preparing a strategic plan for the Company. Island Capital shall render to the directors of the Company (the “Directors”) written reports as often as the Directors may reasonably require.

Island Capital shall maintain and have available to it all necessary office facilities, equipment and personnel to enable it to carry out its obligations under this Agreement and shall at all times perform its obligations under this Agreement in accordance with the direction of the Company.

Notwithstanding any other provision of this Agreement, Island Capital shall observe and comply with all applicable laws and regulations, the memorandum of association and the bye-laws of the Company.

Digicel Limited Page 2	January 22, 2007

2. Term and Termination

(a) The term of this Agreement shall commence upon the execution of this Agreement and continue for a period of three years (the “Engagement Period”). The Engagement Period will automatically renew for successive one-year terms subject to the termination rights below.

(b) This Agreement may be terminated by either party at any time upon thirty business days’ prior written notice to the other party. Upon any termination or expiration of this Agreement, Island Capital will be entitled to prompt payment of all fees, including, but not limited to the Annual Fee (as hereinafter defined), and any Subsequent Transaction Fee (as hereinafter defined) accrued prior to such termination or expiration and reimbursement of all out-of-pocket expenses as described below. No termination of Island Capital’s engagement hereunder shall affect (i) the Company’s obligations under Annex A hereto or (ii) the provisions of Sections 4, 5, 6 or 7 of this Agreement.

3. Fees and Expenses As compensation to Island Capital for the services to be provided hereunder, the Company agrees to pay Island Capital as follows:

(a) In connection with the services contemplated by Section 1, an annual financial advisory retainer of five hundred thousand U.S. dollars ($500,000.00) (the “Annual Fee”), payable to the order of Island Capital in equal quarterly installments on the first business day of each calendar quarter beginning on the date hereof and continuing through the date of termination or expiration of this Agreement (if payable upon termination or expiration of this Agreement, such final installment to be paid on the effective date of such termination or expiration and prorated for any final period consisting of less than ninety (90) days). Such Annual Fee shall be inclusive of any goods or sale or any like taxes.

(b) In connection with any Subsequent Transaction consummated during the term of this Agreement, the Company shall pay to Island Capital, at the closing of any such Subsequent Transaction, a cash fee equal to 0.5% of the Transaction Value of such Subsequent Transaction (the “Subsequent Transaction Fee”) or such fee that may otherwise be agreed in writing between the parties at the outset of the relevant Subsequent Transaction. As used herein, the term “Transaction Value” means the total value, as agreed in writing between the parties at the outset of the relevant Subsequent Transaction, of that Subsequent Transaction, including, without limitation, the aggregate amount of the funds required to complete the Subsequent Transaction (excluding any fees payable to this Section 3(b)), including, without limitation, the amount of any indebtedness, preferred stock or similar items assumed (or remaining outstanding).

(c) In addition to the compensation to be paid pursuant to Section 3(a) and (b) above, promptly upon request by Island Capital from time to time, the Company shall reimburse Island Capital for its out-of-pocket expenses incurred in connection with its services hereunder, including, without limitation, the fees and disbursements of its legal counsel, if any, and of any other advisor retained by Island Capital, resulting from or arising out of this engagement, provided that Island Capital shall be responsible for its own day-to-day operating expenses, including without limitation, the salaries of its staff and the cost of its office facilities, equipment and personnel.

Digicel Limited Page 3	January 22, 2007

4. Information The Company shall furnish and make available to Island Capital all financial and other information concerning the Company as may be appropriate in connection with the performance of Island Capital’s obligations under this Agreement and, in connection therewith, will provide Island Capital with reasonable access to the Company’s officers, directors, employees, agents, accountants, counsel and other representatives. The Company acknowledges and confirms that Island Capital (i) will rely solely on such information and information that is available from public sources in the performance of the services contemplated by this engagement without assuming any responsibility for independent investigation or verification thereof, (ii) assumes no responsibility for the accuracy or completeness of such information or any other information regarding the Company and (iii) will not make any appraisal of any assets of the Company.

5. Indemnification Annex A is incorporated herein by reference and an integral part hereof. The terms and provisions of Annex A shall survive any termination or expiration of this Agreement.

6. Confidentiality No advice rendered by Island Capital, whether formal or informal, may be disclosed to anyone other than the Company’s agents and advisors who require such information to perform services for the Company, in whole or in part, or summarized, excerpted from or otherwise referred to without Island Capital’s prior written consent, except as required by law or the requirements of any stock exchange on which securities of the Company are then listed. To the extent consistent with legal requirements, all information given to one party of this Agreement (the “Recipient Party”) by the other party (the “Providing Party”), unless publicly available or otherwise available to the Recipient Party without restriction or breach of any confidentiality agreement, will be held by the Recipient Party in confidence and will not, without the Providing Party’s prior approval, be disclosed to anyone other than the Recipient’s agents and advisors who require such information to perform services for the Providing Party as contemplated by this Agreement (and who agree to use such information only in connection with such services) or used by such person for any purpose other than those contemplated by this Agreement. Each party shall be responsible for violations of its respective agents and advisors of the obligations set forth in this Section 6. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement shall not apply to the tax treatment or tax structure of the services to be provided hereunder.

7. Miscellaneous

(a) This Agreement and Annex A hereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede and take precedence over all prior agreements or understandings, whether oral or written, between Island Capital and the Company.

Digicel Limited Page 4	January 22, 2007

(b) Each party hereby represents and warrants that it has all requisite power and authority to enter into this Agreement and the transactions contemplated hereby, and that this Agreement has been duly and validly authorized by all necessary action on its part and has been duly executed and delivered by it and constitutes a legal, valid and binding agreement on its part, enforceable in accordance with its terms.

(c) In connection with this engagement, Island Capital is acting as an independent contractor and not in any other capacity, with duties owing solely to the Company. None of Island Capital’s directors, officers, partners, agents or employees or of any of its affiliates, or of any other person controlling it or any of its affiliates shall be deemed to be employees of the Company as a result of its entry into this Agreement or the performance of any services under this Agreement.

(d) This Agreement may not be amended except in writing by the parties.

(e) Neither party may assign any of its rights or transfer any of its obligations under this Agreement without the prior approval in writing of the other party except that Island Capital may cause its subsidiaries to provide certain of the services set forth herein and the Company may request that services be performed for its subsidiaries.

(f) The benefits of this Agreement shall inure to the respective successors and permitted assigns of the parties, and to the Indemnified Persons (as defined in Annex A attached hereto) hereunder and representatives.

(g) Nothing herein shall, in itself, prevent Island Capital from engaging in future transactions involving companies in a similar industry to the Company, provided the Company’s confidential information is not used in connection with such engagement.

(h) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement or Annex A hereto, which shall remain in full force and effect.

(i) Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the party in question as set out below (or such other address as such party shall notify the other party in accordance with this clause). Any notice sent by post as provided in this clause shall be deemed to have been served five business days after dispatch and any notice sent by facsimile as provided in this clause shall be deemed to have been served at the time of dispatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly dispatched to a current facsimile number of the addressee.

Digicel Limited Page 5	January 22, 2007

If such notice is required to be given to the Company, to:

Digicel Limited

Dyoll Building

40 Knutsford Boulevard

Kingston 5, Jamaica, W.I.

Attention: Colm Delves

Fax: (876) 960-7217

If required to be given to Island Capital, to:

Island Capital Services Limited

6th Floor, 1 Grand Canal Quay

Dublin 2, Ireland

Attention: Dermot Hayes

Fax: 353-1-432-5955

(j) This Agreement is governed by, and shall be construed in accordance with, the laws of Bermuda. The courts of Bermuda shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (the “Proceedings”) which may arise out of or in connection with this Agreement and waive any objection to Proceedings in the courts of Bermuda on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

(k) The prevailing party in any Proceedings arising out of or relating to this Agreement shall be entitled to recover from the non-prevailing party all of the attorney fees and other expenses the prevailing party may incur in such suit, action or proceeding and in any subsequent suit to enforce a judgment.

Digicel Limited Page 6	January 22, 2007

We are delighted to accept this engagement and look forward to working with you pursuant to the terms of this Agreement. If this Agreement correctly sets forth your understanding of the agreement between Island Capital and the Company with respect to this engagement, please sign and return to us the enclosed copy of this Agreement. This Agreement signed by you shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

ISLAND CAPITAL SERVICES LIMITED

By:
Name:
Title:

ISLAND CAPITAL LIMITED

By:
Name:
Title:

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

DIGICEL LIMITED

By:
Name:
Title:

ANNEX A

This Annex A is a part of and is incorporated into that certain letter agreement (together, the “Agreement”) dated January 22, 2007, by and between Digicel Limited (the “Company”), Island Capital Limited and Island Capital Services Limited (both hereinafter referred to as “Island Capital”).

In the event that Island Capital or any of its affiliates, the respective directors, officers, partners, agents or employees of Island Capital or any of its affiliates, or any other person controlling Island Capital or any of its affiliates (collectively, “Indemnified Persons”) becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any person, including shareholders of the Company, in connection with or as a result of the engagement or any matter referred to in the engagement, the Company will reimburse such Indemnified Person for its reasonable and customary legal and other expenses (including, without limitation, the costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing this agreement or any related engagement agreement) incurred in connection therewith as such expenses are incurred. The Company will also indemnify and hold harmless any Indemnified Person from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, “Losses”) related to or arising out of the engagement or Island Capital’s performance thereof, except that this provision shall not apply to any Losses that are finally determined by a court of Bermuda to have resulted primarily from the bad faith or negligence of Island Capital.

If such indemnification is for any reason not available or insufficient to hold an Indemnified Person harmless, the Company agrees to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and by Island Capital, on the other hand, with respect to the engagement or, if such allocation is determined by a court of Bermuda to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company, on the one hand, and of Island Capital, on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by Island Capital from the Company in connection with the engagement. Relative benefits to the Company, on the one hand, and to Island Capital, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company in connection with the transactions contemplated by this Agreement, whether or not consummated, bears to (ii) all fees actually received by Island Capital in connection with the engagement. Relative fault shall be determined, in the case of Losses arising out of or based on any untrue statement or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact, by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company to Island Capital and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Upon receipt by an Indemnified Person of actual notice of any pending or threatened action claim, suit, investigation or proceeding (an “Action”) against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure to so notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company shall, if requested by Island Capital, assume the defense of any such Action including the employment of counsel reasonably satisfactory to Island Capital. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. The Company will not, without Island Capital’s prior written consent, settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any Action in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party therein) unless the Company has given Island Capital reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from any liabilities arising out of such Action. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person, without such Indemnified Person’s prior written consent. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without the Company’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Action referred to herein.

The Company’s obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law. The Company acknowledges that in connection with the engagement Island Capital is acting as an independent contractor and not in any other capacity with duties owing solely to the Company.